[LETTERHEAD ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTATNTS


As independent public accountants, we hereby consent to the use of our reports for Sinclair Broadcast Group, Inc. for the year ended December 31, 1997, and for Heritage Media Services, Inc. -- Broadcasting Segment as of December 31, 1997, (and to all references to our firm) included in or made a part of this form S-8 Registration statement under the Securities Act of 1933.


                                                             Arthur Andersen LLP

Baltimore, Maryland,
  June 26, 1998